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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference of our report dated May 23, 1996 relating to the financial statements of, Sunrise Sierra, Inc., f/k/a Comtech Sunrise, Inc., in the Prospectus constituting part of World Access, Inc.'s Registration Statement on Form 6-3. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Tedder, Grimsley & Company
    Tedder, Grimsley & Company, P.A.

February 3, 1997